Exhibit 99.1

NEWS RELEASE

CONTACT: Janine Orf (314) 275-3680

FOR IMMEDIATE RELEASE

PATRIOT COAL TO REDUCE METALLURGICAL COAL PRODUCTION

ST. LOUIS, January 13 – Patriot Coal Corporation (NYSE: PCX) today announced the implementation of proactive measures at its Southern WV operations to curtail higher cost production in response to weaker market demand for metallurgical coal. The Company will idle one contractor-operated mine and two subsidiary-operated production units in the Rocklick complex. Two contractor-operated mines in the Wells complex will also be idled.

“Metallurgical coal demand has trended steadily downward in recent weeks, most notably in the export market,” stated Patriot President and Chief Executive Officer Richard M. Whiting. “These production cuts, in conjunction with other cost-reduction measures being implemented concurrently, are aimed at lowering our mining costs, aligning production with identified sales, and preserving high-quality reserves for a stronger market.”

“During 2011 we increased metallurgical coal production to match the needs of the market. The modular nature of our Met Build-Out program allows flexibility to dial production up or down in line with market circumstances,” continued Whiting. “These changes will trim output from our highest cost sources while the met market finds its balance. As world economies return to normal growth rates, we expect a resumption of the longer-term growth trend for metallurgical coal demand that should allow us to bring much of this production back on line.”

The Company plans to provide guidance for 2012, including anticipated metallurgical coal volume, in conjunction with its fourth quarter earnings announcement.

About Patriot Coal

Patriot Coal Corporation is a leading producer and marketer of coal in the eastern United States, with 14 active mining complexes in Appalachia and the Illinois Basin. The Company ships to domestic and international electricity generators, industrial users and metallurgical coal customers, and controls approximately 1.9 billion tons of proven and probable coal reserves. The Company’s common stock trades on the New York Stock Exchange under the symbol PCX.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that may be beyond our control and may cause our actual future results to differ materially from expectations. We do not undertake to update our forward-looking statements. Factors that could affect our results include, but are not limited to: price volatility and demand, particularly in higher margin products; geologic, equipment and operational risks associated with mining; changes in general economic conditions, including coal, power and steel market conditions; coal mining laws and regulations; the availability and costs of competing energy resources; legislative and regulatory developments; risks associated with environmental laws and compliance, including selenium-related matters; developments in greenhouse gas emission regulation and treatment; negotiation of labor contracts, labor availability and relations; the outcome of pending or future litigation; changes in the costs to provide healthcare to eligible active employees and certain retirees under postretirement benefit obligations; increases to contribution requirements to multi-employer retiree healthcare and pension plans; reductions of purchases or deferral of shipments by major customers; availability and costs of credit; customer performance and credit risks; inflationary trends; worldwide economic and political conditions; downturns in consumer and company spending; supplier and contract miner performance and the availability and cost of key equipment and commodities; availability and costs of transportation; the Company’s ability to replace coal reserves; the outcome of commercial negotiations involving sales contracts or other transactions; our ability to respond to changing customer preferences; failure to comply with debt covenants; the effects of mergers, acquisitions and divestitures; and weather patterns affecting energy demand or disrupting coal supply. The Company undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to the Company’s Form 10-K and Form 10-Q reports.

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